Exhibit 10.35

AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AND

NON-COMPETITION AGREEMENT

THIS AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT, (this “Agreement”) is made as of December 28, 2007, by and among Thomas Tolworthy (“Executive”), VS Parent, Inc., a Delaware corporation, (“Parent”), VS Holdings, Inc., a Delaware corporation (“Holdings”), and Vitamin Shoppe Industries, Inc., a New York corporation (the “Company”).

Reference is made to that certain Third Amended and Restated Employment and Non-Competition Agreement by and between Executive, Parent, Company, and Holdings dated June 12, 2006 (the “Employment Agreement”) and that certain letter agreement dated February 28, 2007 amending the Employment Agreement (the “Letter Agreement”).

WHEREAS, the parties to this Agreement desire to amend the Employment Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Employment Agreement is hereby amended as follows:

(a)	New Section 5(L) is hereby added:

(L) Timing of Certain Payments to Specified Employees. Notwithstanding anything herein to the contrary, if, at the time any payment is payable to Executive pursuant to the provisions of this Section 5 as a result of Executive’s “separation from service” within the meaning of Section 409A of the Internal revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder and Executive is a “specified employee,” as such term is defined in Code § 409A(a)(2)(B)(i) and the regulations promulgated thereunder, then, to the extent required by Code § 409A(a)(2)(B)(i), such payment shall not be made before the date which is six months after the date of Executive’s “separation from service.” Payments to which the Executive would otherwise be entitled during the first six months following the date of termination and which are not paid pursuant to the previous sentence will be accumulated and paid on the first day of the seventh month following the date of termination.

2. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

3. This Agreement is an amendment to the Employment Agreement, and to the extent there is a discrepancy between this Agreement and the Employment Agreement or the Letter Agreement, this Agreement shall control and supersede the Employment Agreement or the Letter Agreement, as applicable, to the extent of such discrepancy. The Employment Agreement and the Letter Agreement otherwise remains in full force and effect.

4. This Agreement, the Employment Agreement (as amended by this Agreement), the Letter Agreement (as amended by this Agreement) and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Thomas Tolworthy
Executive

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Ronald Neifield
Name:	Ronald Neifield
Its:	Vice President/Secretary

VS HOLDINGS, INC.

By:	/s/ Ronald Neifield
Name:	Ronald Neifield
Its:	Vice President/Secretary

VS PARENT, INC.

By:	/s/ Ronald Neifield
Name:	Ronald Neifield
Its:	Vice President/Secretary